                                                                 EXHIBIT 10.5


         THIS LEASE AGREEMENT is dated as of October 1, 1994, by and between the ONONDAGA COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation established and existing under the laws of the State of New York having its principal office at Onondaga County Civic Center, 14th floor, 421 Montgomery Street, Syracuse, New York 13202 (the "Agency") and MS PIETRAFESA, L.P., a Delaware limited partnership having offices at 7400 Morgan Road, Liverpool, New York 13090 (the "Company").

                                    RECITALS:

         WHEREAS, the Agency is authorized and empowered under the Act (as defined in Article I below) to promote, develop, encourage and assist in the acquiring, constructing, renovating, reconstructing, improving, maintaining, equipping and furnishing of industrial, manufacturing, warehousing, commercial, research, civic and recreation facilities, for the purpose of promoting, attracting, encouraging and developing economically sound commerce and industry in order to advance the job opportunities, health, General prosperity and economic welfare of the people of the State and to prevent unemployment and economic deterioration; and

         WHEREAS, the Agency, has determined to undertake a project (the "Project") consisting of (A)(1) the Agency's leasing from the Company of two parcels of land located at 7400 Morgan Road, Liverpool, New York as more particularly described in Exhibit A (the "Land") together with an approximately 135,000 square foot manufacturing and distribution facility (the "Existing Facility"), (2) the construction of an approximately 5,000 square foot addition (the "Addition") to the Existing Facility, and (3) the acquisition of and installation in the Existing Facility and the Addition of certain equipment (the "Equipment") (the Land, the Existing Facility, the Addition., and the Equipment are referrer to collectively as the "Project Facility") and (B) the sublease of the Project Facility to the Company; and

         WHEREAS, pursuant to SEQRA and the regulations promulgated thereunder, the Agency has made a determination that the Project will not have a significant impact on the environment and therefore does not require the preparation of an environmental impact statement; and

         WHEREAS, the Agency proposes to lease the Project Facility to the Company and the Company desires to rent the Project Facility from the Agency upon the terms and conditions set forth in this Lease Agreement.

         NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. The following defined words and terms, as indicated by the capitalization of the first letter of such terms, shall have the following meanings unless the context or use clearly indicate another or different meaning:

         "Act" means Title 1 of Article 18-A of the General Municipal Law of the State enacted into law as Chapter 1030 of the Laws of 1969 of the State, as amended, together with Chapter 435 of the Laws of 1970 of the State, as amended.

         "Addition" means the approximately 5,000 square foot addition to the Existing Facility.

         "Agency" means (i) Onondaga County Industrial Development Agency, a public benefit corporation duly established and existing under the laws of the State of New York, and its successors and assigns, and (ii) any public benefit corporation or political subdivision resulting from or surviving any consolidation or merger to which the Agency or its successors or assigns may be a party.

         "Authorized Representative" means: in the case of the Agency, its Chairman, Vice Chairman or Secretary; in the case of the Company, its President, any Vice President or Secretary; and, in the case of both, such additional persons as, at the time, are designated to act on behalf of the Agency or the Company, as the case may be, by written certificate containing the specimen signature of each such person and signed on behalf of (i) the Agency by its Chairman, Vice Chairman or Secretary, or (ii) the company by its President, any Vice President or Secretary.

         "Closing Date" means the date of the execution and delivery of this Lease Agreement.

         "Company"  means MS Pietrafesa, L.P., a Delaware limited partnership.

         "Condemnation" means the taking of title to, or the use of, Property under the exercise of the power of eminent domain by any governmental entity or other person acting under governmental authority.

         "Event of Default" or "Default" means any of those events defined as Events of Default by Section 10.1 of this Lease Agreement.

         "Existing Facility" means the approximate 85,000 square foot manufacturing and distribution facility located at 7400 Morgan Road, Liverpool, New York.

         "Facility" means the Existing Facility and the Addition.

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         "Hazardous Materials" means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulations, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq., the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, amended (42 U.S.C. Sections 6901 et seq.), the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

         "Labor Law" means Section 220 of the Labor Law of the State, as amended from time to time.

         "Land" means the real estate leased pursuant to the Lease Agreement and more particularly described on Exhibit A attached hereto.

         "Lease" or "Lease Agreement" means this Lease Agreement, dated as or June 1, 1994 by and between Agency and the Company, as the same may be amended from time to time.

         "Lease Term" means the term of the leasehold estate created by the Lease Agreement as described in Section 5.2(b) thereof.

         "Lender" means Fleet Bank, a New York bank and Trust company (as successor to Norstar Bank, N.A.), and its successors and assigns.

         "Lien" means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and, including but not limited to, a security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, right-of-way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrance, including, but not limited to, mechanics', materialmen's, warehousemen's, carriers' and other similar encumbrances affecting real property. For the purposes hereof, a Person shall deemed to be the owner any Property which it has acquired or holds subject to the conditional sale agreement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         "Net Proceeds" means so much of the gross proceeds with respect to which that term is used as remain after payment of all expenses, costs and taxes (including attorneys' fees) incurred in obtaining such gross proceeds.

         "Permitted Encumbrances" means (1) the Lease Agreement and any Space Lease, (ii) mechanics', materialmen's, warehousemen's, carriers' and other similar Liens to the extent permitted by Section 8.10 of this Lease Agreement,
(iii) Liens for taxes at the time not delinquent, (iv) utility easements; and
(v) Liens held by the Lender.

         "Person" means a government or agency or political subdivision thereof, an individual, a partnership, a corporation, a trust or an unincorporated organization.

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

         "Petition" means a petition in bankruptcy (or the commencement of a proceeding under any other applicable insolvency, reorganization, bankruptcy or similar law) filed by or against the Agency or the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect.

         "PILOT Agreement" means the Payment in Lieu of Tax Agreement dated as of June 1, 1994 between the Company and the Agency.

         "Prime Lease" means that certain Lease dated as of August 1, 1994 between the Company, as Lessor, and the Agency, as Lessee.

         "Project Facility"  means the Land and the Facility.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "SEQRA" means the State Environmental Quality Review Act and the regulation thereunder.

         "State"  means the State of New York.

         "Unassigned Rights" means (a) the rights of the Agency granted pursuant to Sections 2.2, 2.3, 2.4, 4.1, 5.2, 5.3, 6.1, 6.2, 6.3, 6.4, 6.5, 6.8, 7.1,
7.2, 8.1, 8.2, 8.3, 8.4, 8.5, 8.7, 8.8, 9.1. 11.1, 11.2, and 12.9 of the Lease,
(b) the moneys due and to become due to the Agency for its own account or the members, officer, agents and employees of the Agency for their own account pursuant to this Lease, and (d) the right to enforce the foregoing pursuant to
Article X of this Lease.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Covenants of the Agency. The Agency makes the following representations and covenants as the basis for the undertakings on its part herein contained:

                  (a) The Agency is duly established and validly existing under the provisions of the Act, has the power and authority to enter into the transactions contemplated by this Lease Agreement and to carry out its obligations hereunder and has been duly authorized to execute and deliver this Lease Agreement. Based upon the representations of the Company as to the proposed utilization of the Facility, the Facility will be of a character included in the definition of a "project" in the Act. By proper official action, the Agency has been duly authorized to execute and deliver this Lease Agreement.

                  (b) The Agency owns, or will hold a leasehold interest in, the Land, the Facility and the Equipment and will lease the Land, Facility and the Equipment to the Company pursuant to this Lease Agreement, all for the public purposes of the State.

                  (c) Neither the execution and delivery of this Lease Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Lease Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of the Act, any other law or ordinance of the State or any political subdivision thereof or of any corporate restriction or by-law of the Agency or any agreement or instrument to which the Agency is a party or by which it is bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any Lien of any nature upon any of the property or assets of the Agency under the terms of any such instrument or agreement, except for this Lease Agreement.

                  (d) By resolution adopted on April 28, 1994 the Agency determined that the acquisition, construction, and equipping of the Facility by the Agency and the lease of the Project Facility to the Company would not have a significant effect on the environment within the meaning of SEQRA.

         Section 2.2 Representations or the Company. The Company makes the following representations as the basis for the undertakings on its part herein contained:

                  (a) The Company is a limited partnership duly formed under the laws of the State of Delaware; has power to enter into this Lease Agreement; and by proper action has been duly authorized to execute and deliver this Lease Agreement which, when executed, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms.

                  (b) Neither the execution and delivery of this Lease Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Lease Agreement will conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any restriction in the Company's Partnership Agreement or any agreement or instrument to which the Company is a party or by which the Company is bound or will constitute a default under any of the foregoing, or result in the creation or imposition of any Lien of any rapture upon any instrument or agreement. No consent or approval is required to be obtained from, and no action needs to be taken by, or document filed with, any Person or Governmental Body in connection with the execution, delivery and performance of this Lease Agreement, or any agreement to which the Company is or is to be a party, or, if any such action is required, the same has been duly taken, is in full force and effect and constitutes valid and sufficient authorization therefor.

                  (c) The providing of the Facility by the Agency and the leasing thereof by the Agency to the Company (i) will increase employment opportunities and promote the welfare of the inhabitants of the State, and (ii) will not result in the removal of a plant, facility or other commercial activity of the Company from one area of the State to another area of the State nor result in the abandonment of one or more plants or facilities of the Company located within the State.

                  (d) There is no proceeding pending, or to the knowledge of the Company threatened, against or affecting the Company in any court or before any board which involves the possibility of adversely affecting the Facility or condition (financial or otherwise) of the Company, or the ability of the Company to execute, deliver or perform this Lease Agreement. The Company is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

                  (e) The acquisition, construction and equipping of the Facility will not have a significant effect on the "environment" (as that term is defined in Article 8 of the Environmental Conservation Law of the State of New York).

         Section 2.3 Covenants of the Company. The Company makes the following covenants as a basis for the undertaking on its part herein contained which representations and covenants shall survive the termination of this Lease
Agreement:

                  (a) The Company will operate the Facility as a "project," as such term is defined in the Act.

                  (b) The Company will operate the Facility in compliance with all applicable zoning, planning, building and environmental laws and regulations of governmental authorities having jurisdiction over the Facility. The Company shall defend, indemnify and hold the Agency harmless from any liability or expense resulting from any failure by the Company to comply with the provisions of this subsection (b). Notwithstanding the provisions of this paragraph, the Company may in good faith contest the validity or the applicability of any requirement of the nature referred to in this paragraph; provided, however, the Company shall have first notified the Agency of the contest; and provided further, however, that, during such contest, enforcement of any contested item is effectively stayed so that no part of the Facility is subject to loss or forfeiture.

                  (c) This Lease Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  (d) The Company shall perform or cause to be performed, for and on behalf of the Agency, each and every obligation of the Agency under the Ground Lease and shall defend, indemnify and hold harmless the Agency and its members, officers, agents, servants and employees from and against every expense, liability or claim arising out of the failure of the Company to fulfill its obligations under the provisions of this subsection (d).

         Section 2.4       Hazardous Wastes.
                  (a) The Company represents, warrants and covenants that the Company has not used Hazardous Materials on, from, or affecting the Project Facility in any manner which violates Federal, state or local laws, ordinances, rules, regulations, or policies on governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and that, to the best of the Company's knowledge, no prior owner of the Project Facility or any tenant, subtenant, prior tenant or prior subtenant has used Hazardous Materials on, from, or affecting the Project Facility in any manner which violates Federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

                  (b) The Company shall keep or cause the Project Facility to be kept free of Hazardous Materials. Without limiting the foregoing, the Company shall not cause or permit the Project Facility to be used to generate, manufacture refine, transport, treat, store, handle, dispose, transfer, produce or process Hazard Materials, except in compliance with all applicable Federal, state and local laws or regulations, nor shall the Company cause or permit, as a result of any intentional or unintentional act or omission on the part of the Company, or any tenant or subtenant, a release of Hazardous Materials onto the Project Facility or onto any other property.

                  (c) The Company shall comply with, and ensure compliance by all tenants and subtenants with, all applicable Federal, state and local laws, ordinances, rules and regulations regarding Hazardous Materials whenever and by whomever triggered, and shall obtain and comply with, and ensure that all tenants and subtenants obtain and comply with, any and all approvals, registrations or permits required thereunder.

                  (d) The Company shall (1) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials, on, from or affecting the Project Facility (i) in accordance with all applicable Federal, state and local laws, ordinances, rules, regulations and policies, and (ii) in accordance with the orders and directives of all Federal, state and local governmental authorities and (2) defend, indemnify, and hold harmless the Agency, its employees, agents, officers and members from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, out of, or in any way related to, (i) the presence, disposal, release or threatened release of any Hazardous Materials which are on, from or affecting soil, water, vegetation, buildings, personal property, persons, animals or otherwise, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit brought or threatened, settlement reached, or any government order relating to Hazardous Materials, and/or (iv) any violations of laws, order, regulations, requirements or demands of government authorities which are based upon or in any way related to Hazardous Materials, including without limitation, attorney and consultant fees, investigation and laboratory fees, court Costs, and litigation expenses.

                                   ARTICLE III
                                TITLE TO FACILITY

         Section 3.1 Agreement to Convey to Agency. The Company has conveyed, or will cause to be conveyed, to the Agency, lien-free title to the Equipment and will grant the Agency a leasehold interest in the Land and the Existing Facility pursuant to the Prime Lease. The Company agrees that it will defend, indemnify and hold the Agency harmless from any expenses incurred by the Agency in defending any action respecting title to or a Lien affecting the Facility, unless such Lien is consented to by the Agency.

         Section 3.2 Use of Project Facility. Subsequent to the Closing Date, the Company shall be entitled to use the Project Facility in any manner, provided such use causes the Project Facility to qualify or continue to qualify as a "project" under the Act and does not tend, in the reasonable judgment of the Agency, to bring the Project Facility into disrepute as a public project.

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                                   ARTICLE IV
                 CONSTRUCTION AND EQUIPPING OF PROJECT FACILITY

         Section 4.1  Construction and Equipping of Project Facility.

                  (a) The Company agrees that, on behalf of the Agency, it will construct and equip the Addition.

                  (b) Title to all materials, and other items of Property intended to be incorporated in the Addition shall vest in the Agency immediately upon acquisition by the Company. The Company shall execute, deliver and record or file all instruments necessary or appropriate to vest title in the Agency and shall take all action necessary or appropriate to protect the title against claims of any third Persons.

                  (c) The Agency shall enter into, and accept the assignment of, contracts as requested by the Company in order to effectuate the purposes of this Section; provided, however, that the liability of the Agency thereunder shall be limited in the manner set forth in Section 8.11 hereof.

                  (d) The Agency hereby reaffirms its appointment of the Company as its true and lawful agent, and the Company hereby reaffirms that it accepts such agency, to (i) construct and equip the Addition; (ii) make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions with any other Persons and, in general, to do all things which may be requisite or proper, all for completing the Project Facility with the same powers and with the same validity as the Agency could do if acting on its own behalf, (iii) pay all fees, costs and expenses incurred in connection with construction and equipping of the Addition and (iv) ask, demand, sue for, levy, recover and receive all sums or money, debts, dues and other demands whatsoever which may be due, owing and payable to the Agency under the terms of any contract, order, receipt or writing in connection with the Project Facility, and enforce the provisions of any contract, agreement, obligation, bond or other performance security relative thereto.

                  (e) The Company, as agent for the Agency, has complied with or shall comply with all applicable provisions of the Labor Law with respect to the acquisition, construction and equipping of the Facility. The Company will defend and indemnify the Agency from every expense, including reasonable attorneys fees, claim, judgment or liability suffered by the Agency arising out of any claim of the failure of the Company to comply with the terms of this subsection, whether or not any such claim is well-founded, provided, however, so long as no Event of Default or Default shall have occurred and is continuing, the Agency may not settle any claim without the written consent of the Company.

         Section 4.2 Remedies to be Pursued Against Contractors and Subcontractors and their Sureties. In the event of default of any contractor or other Person or Subcontractor under any contract made by it in connection with the Project Facility or in the event of a breach of warranty or other liability with respect to any materials, workmanship or performance guaranty, the Company, at its expense, either separately or in conjunction with others, may pursue any and all remedies of the Company and the Agency, as appropriate, against the contractor, subcontractor, manufacturer, supplier or other Person so in default and against such surety for the performance of such contract. The Company, in its own name or in the name of the Agency, upon prior written notice and with such instructions as the Agency may impose, may prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor, manufacturer, supplier, surety or other Person which the Company deems reasonably necessary and, in such event, the Agency, at the Company's expense, hereby agrees to cooperate fully with the Company, and to take all action necessary to effect the substitution of the Company for the Agency in any such action or proceeding.

                                    ARTICLE V
                  LEASE OF THE PROJECT FACILITY TO THE COMPANY

         Section 5.1 Lease of Project Facility. The Agency hereby leases the Project Facility to the Company, and the Company hereby hires and takes the Project Facility from the Agency, upon the terms and conditions of this Lease Agreement.

         Section 5.2  Duration of the Lease Term; Quiet Enjoyment.

                  (a) The Agency shall deliver to the Company sole and exclusive possession of the Project Facility on the Closing Date, and the Company shall accept possession of the Project Facility on the Closing Date.

                   (b) The leasehold estate created hereby shall terminate December 31, 2005, or on such earlier date as may be permitted by Section 11.1 hereof.

                   (c) The Agency convenants with the Company so long as the Company observes and performs the terms and conditions on the Company's part to be performed under this Lease Agreement, the Agency shall neither take nor suffer or permit any action, other than pursuant to Article X of this Lease Agreement, to prevent the Company from having quiet and peaceable possession and enjoyment of the Project Facility during the Lease Term and will, at the request of the Company and at the Company's cost, cooperate with the Company in order that the Company may have quiet and peaceable possession and enjoyment of the Project Facility as hereinabove provided.

         Section 5.3  Rents and Other Amounts Payable.

                  (a) The Company shall pay basic rent to the Agency for the Facility as follows: One Dollar ($1.00) per year during the course of the Lease Term, payable on the Closing Date for the first year and on the anniversary of the Closing Date in each year of the Lease Term thereafter.

                  (b) In addition to the payments of rent pursuant to Section 5.3(a) hereof, throughout the Lease Term, the Company shall pay to the Agency as additional rent, within fifteen (15) days of the receipt by the Company of written demand therefor from the Agency, an amount equal to the sum of the reasonable expenses of the Agency and the members thereof incurred (i) by reason of the Agency's leasing of or interest in the Project Facility and (ii) in connection with the carrying out of the Agency's duties and obligations under this Lease Agreement, the payment of which is not otherwise provided for under this Lease Agreement. The Agency acknowledges that it will not charge any annual or continuing administrative or management fee beyond the initial fee, which is payable at Closing, charged by the Agency.

                  (c) The Company, under the provisions of subsections 5.3(a) and (b) above, agrees to make the above mentioned payments in immediately available funds and without any further notice in lawful money of the United States of America as, at the time of payment, shall be legal tender for the payment of public and private debts.

         Section 5.4  Obligations of Company Hereunder Unconditional.

                  (a) The obligations of the Company to make the payments required in Section 5.3 hereof and to perform and observe any and all of the other covenants and agreements on its part contained in this Lease Agreement shall be a general obligation of the Company, and shall be absolute and unconditional irrespective of any defense or any rights of setoff, recoupment or counterclaim it may otherwise have against the Agency.

                  (b) Subject to the foregoing provisions, nothing contained in this Section 5.4 shall be construed to release the Agency from the performance of any of the agreements on its part contained in this Lease Agreement or to affect the right of the Company to seek reimbursement, and the Agency convenants that it will not, subject to the provisions of Section 8.2, take, suffer or permit any action which will adversely affect, or create any defect in its title to, the Project Facility or which will otherwise adversely affect the rights or estate of the Company hereunder, except upon written consent of the Company.

         Section 5.5 Further Assurances and Corrective Instruments. The Agency and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may be reasonably required for carrying out the intention of or facilitating the performance of this Lease Agreement.

                                   ARTICLE VI
                 MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

         Section 6.1 Maintenance and Modifications of Facility by Company .

                  (a) The Company agrees that, during the Lease Term, it will
(i) keep the Facility in a reasonably safe condition; (ii) make all necessary repairs and replacements to the Facility (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen); and (iii) indemnify and hold the Agency harmless from any liability or expenses (including reasonable attorneys' fees) from the failure by the Company to comply with (i) or (ii) above.

                  (b) So long as title to the Facility shall be held by the Agency, the Company may, with the prior written consent of the Agency, make structural additions, modifications or improvements to the Facility or any part thereof which it may deem desirable for its business purposes, provided such actions do not affect the structural integrity of the Facility and do not change the use of the Facility from that described in this Lease Agreement. The Agency's consent with respect to any structural addition or improvement may be subject to such reasonable conditions as the Agency may deem appropriate, including, without limitation, requirements (i) that the provisions of SEQRA be satisfied with respect to such addition or improvement, (ii) that the Agency be furnished with an agreement by the Company satisfactory to the Agency requiring the Company to make payments in lieu of taxes with respect to such addition or improvement, and (iii) that the Facility shall remain a "project" under the Act. All structural additions, modifications or improvements made by the Company shall be done in reasonable and workmanlike manner and shall become part of the Project Facility.

         Section 6.2 Acquisition and Installation of Additional Land and Equipment. The Company may, from time to time, acquire land and install additional equipment or other personal property in the Project Facility (which may be attached or affixed to the Project Facility), and such land, equipment or other personal property shall not become a part of the Project Facility. The Company may, from time to time, remove or permit the removal of any such land, additional equipment and other personal property from the Project Facility and may create or permit to be created any Lien on such land, additional equipment or other personal property; provided, however, that any such removal of such land, additional equipment or other personal property shall not adversely affect the structural integrity of the Project Facility or impair the overall operating efficiency of the Project Facility for the purposes of which it is intended.

         Section 6.3 Taxes, Assessments, Utility Charges and Payments in Lieu of Taxes.

                  (a) The Company agrees to pay, as the same respectively become due, (i) all taxes and governmental charges of any kind whatsoever which may at any time be lawfully assessed or levied against or with respect to the Project Facility and any machinery, real property improvements or other Property installed or brought by the Company therein or thereon, including, without limiting the generality of the foregoing, sales or use taxes, if any, imposed with respect to the Project Facility or any part or component thereof, or the rental of the Project Facility or any part hereof and any taxes levied upon or with respect to the income or revenues of the Agency from the Project Facility,
(ii) all utility and other charges, including "service charges," incurred or imposed for or with respect to the operation, maintenance, use, occupancy, upkeep and improvement of the Project Facility, and (iii) all assessments and charges of any kind whatsoever lawfully made by any Governmental achy for public improvements.

                  (b) The Company hereby agrees that, as long as the Project Facility is owned by the Agency, and unless the Company has entered into the PILOT Agreement with the Agency, the Company will pay an amount equal to all real property taxes, assessments and charges that would be lawfully levied upon the Project Facility if title thereto were held by the Company rather than the Agency. The Company shall pay, in full, such amounts within the grace period afforded for payment of taxes, assessments or charges on such or similar property subject to taxation. Absent an agreement with the taxing districts, the Project Facility shall be valued and assessed in the same manner, and the payments in lieu of real property tax thereon shall be computed at the same rate, as if the Project Facility were owned by the Company and not the Agency. The Company shall have all the rights and remedies of a taxpayer with respect to protesting any tax, levy or special assessment and to apply for any exemption accorded a private owner by the New York Real Property Tax Law, including
Section 485-b, as if the Project Facility were owned by the Company and not the Agency. The Agency and the County of Onondaga have made no representations to the Company that the Company is or in the future will be eligible for any exemption from the provisions of the New York Real Property Tax Law, including
Section 485-b, that the Agency will use its efforts to obtain any such exemption for the Company or that all of any part of the Project Facility will be exempt from the imposition of real property taxes and assessments or sales taxes. In the event the Company shall fail to make or cause to be made any such payments in lieu of taxes, the Company shall pay a 5% late payment penalty for the first month and 1% per month thereafter until paid in full. If the Company and the Agency enter into the PILOT Agreement, the terms of the PILOT Agreement shall govern the Company's obligation to make payments in lieu of taxes.

                  (c) The Company may, in good faith, contest any such taxes, assessments and other charges. In the event or any such contest, the Company may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided that during such period, enforcement of any contested item is effectively stayed so that no part of the Project Facility is subject to loss or forfeiture.

                  (d) The Company shall defend, indemnify and cold the Agency harmless from any liability or expense resulting from any failure by the Company to comply with the provisions of subsection (a) of this Section 6.3.

         Section 6 4 Insurance Required. At all times throughout the Lease Term, the Company shall, at its sole expense, maintain insurance against such risks and in such amounts as are customarily insured against by businesses of like size and type paying, as the same become due and payable, all premiums in respect thereto, including, but not necessarily limited to:

                  (a) Workers' compensation insurance, disability benefits insurance, and each other form of insurance which the Agency or the Company is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Company who are located at or assigned to the Project Facility.

                  (b) Insurance protecting the Company and the Agency against loss or losses from liabilities imposed by law or assumed in any written contract and arising from personal injury and death or damages to the Property of others caused by any accident or occurrence, with limits of not less then $1,000,000 per accident or occurrence on account of personal injury, including death resulting therefrom, and $2,000,000 per accident or occurrence on account of damage to the Property of others, excluding liability imposed upon the Company by any applicable workers' compensation law and a blanket excess liability policy in an amount not less than $5,000,000, protecting the Agency and the Company against any loss or liability or damage for personal injury or Property damage.

         Section 6.5  Additional Provisions Respecting Insurance.

                  (a) All insurance required by Section 6.4 hereof shell be procured from and maintained in financially-sound and generally-recognized, responsible insurance companies authorized to write such insurance in the State. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other companies engaged in businesses similar in size, character and other respects to those in which the Company is engaged. All policies evidencing such insurance required by Section 6.4(a) shall provide for payment of the losses to the Company and for at least thirty (30) days' prior written notice of the cancellation or modification thereof to the Agency. The liability policies required by Section 6.4(c) shall also name the Agency as named insured.

                  (b) All such policies of insurance, or a certificate or certificates of the insurers that such insurance is in force and effect, shall be deposited with the Agency on or before the Closing Date. Within twenty (20) days after the expiration of any such policy, the Company shall furnish the Agency with evidence that the policy has been renewed or replaced or is no longer required by this Lease Agreement.

         Section 6.6 Application of Net Proceeds of Insurance. The Net Proceeds of the insurance carried pursuant to the provisions of Section 6.4 hereof shall be applied as follows: the Net Proceeds of the insurance required by Section 6.4 shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

         Section 6.7 Right of Agency to Pay Taxes, Insurance Premiums and Other Charges. If the Company fails (i) to pay any tax, assessment or other governmental charge or payment in lieu of taxes required to be paid by Section
6.3 hereof, or (ii) to maintain any insurance required to be maintained by
Section 6.4 hereof, the Agency may pay, or cause to be paid, such tax, assessment or other governmental charge or the premium for such insurance. No such payment shall be made by or on behalf of the Agency until at least thirty
(30) days shall have elapsed since notice of intention to make such payment shall have been given by the Agency to the Company and, in the case or any tax, assessment or governmental charge, no such payment shall be made in any event if he Company is contesting the same in good faith to the extent and as permitted by this Lease Agreement, unless an Event of Default hereunder shall have occurred and be continuing. No such payment by or on behalf of the Agency shall affect or impair any rights of the Agency hereunder arising in consequence of such failure by the Company. The Company shall reimburse the Agency for any amount so paid by or on behalf of the Agency pursuant to this Section 6.7, together with interest thereon from the date of payment by or on behalf of the Agency at the rate of eighteen percent (18%) per annum.

                                   ARTICLE VII
                       DAMAGE, DESTRUCTION OR CONDEMNATION

         Section 7.1 Damage, Destruction or Condemnation of the Project
Facility.

                  (a) If the Project Facility shall be damaged or destroyed (in whole or in part) or if title to or the temporary use of the Facility shall be taken or condemned by a competent authority for any public use or purpose at any time during the Lease Term, then:

                           (i) The Agency shall have no obligation to replace,
repair, rebuild, restore or relocate the Facility;

                           (ii) There shall be no abatement or reduction in the
amounts payable by the Company under this Lease Agreement (whether or not the Facility is replaced, repaired, rebuilt, restored or relocated); and

                           (iii) Except as otherwise provided in subsection (b)
of this Section 7.1, the Company shall replace, repair, restore or relocate the Facility. If the Company elects to replace, repair, restore or relocate the Facility, it shall promptly do so to substantially the same condition and value as an operating entity as existed prior to such damage, destruction or taking, with such charges, alterations and modifications as may be desired or approved by the Company; provided, however, that such changes, alterations or modifications do not so change the nature of the Facility that it does not constitute a "project" as such term is defined in the Act.

                  (b) The Company shall not be obligated to replace, repair, rebuild, restore or relocate the Project Facility if the Company shall exercise its option to terminate this Lease Agreement pursuant to Section 11.1 hereof.

                  (c) The Company shall have the right to settle and adjust all claims under any policies of insurance or awards in Condemnation on behalf of the Agency and on its own behalf.

         7.2 Damage, Destruction or Condemnation of Company-Owned Property. The Company shall be entitled to the proceeds of any insurance or Condemnation award or portion thereof made for damage to or taking of any of Property which, at the time of such damage and taking, is not part of the Project Facility.

                                  ARTICLE VIII
                                SPECIAL COVENANTS

         Section 8.1 No Warranty of Condition or Suitability by the Agency. THE AGENCY MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE FACILITY OR THE EQUIPMENT OR THAT IT IS OR WILL BE SUITABLE FOR THE COMPANY'S PURPOSES OR NEEDS. UPON RECONVEYANCE OF THE PROJECT FACILITY TO THE COMPANY, THE AGENCY SHALL MAKE NO WARRANTIES AS TO THE FITNESS OF USE OF THE FACILITY, AND THE COMPANY SHALL ACCEPT THE PROJECT FACILITY "AS IS."

         Section 8.2  Hold Harmless Provisions.

                  (a) The Company hereby releases the Agency from, agrees that the Agency shall not be liable for and agrees to defend, indemnify and hold the Agency harmless from and against any and all (i) liability for loss or damage to Property or injury to or death of any and all Persons that may be occasioned by, directly or indirectly, any cause whatsoever pertaining to the Facility or arising by reason of or in connection with the occupation or the use thereof or the presence of any person or Property on, in or about the Project Facility, or
(ii) liability arising from or expense incurred by the Agency's construction, reconstruction, renovation, equipping and leasing of the Project Facility, including without limiting the generality of the foregoing, all claims arising from the exercise by the Company of the authority conferred upon it pursuant to
Section 4.1 of this Lease Agreement and all causes of action and attorneys' fees and any other expenses incurred in defending any suits or actions which may arise as a result of any of the foregoing; provided, however, that any such losses, damages, liabilities or expenses of the Agency are not incurred or do not result from Agency or any of its members, agents (other than the Company) or employees. The foregoing indemnities shall apply notwithstanding the fault or negligence in part of the Agency, or any of its members, agents or employees and irrespective of the breach of a statutory obligation or the application of any rule of comparative or apportioned liability.

                  (b) Notwithstanding any other provisions of this Lease Agreement, the obligations of the Company pursuant to this Lease Agreement, the obligations of the Company pursuant to this Section 8.2 shall remain in full force and effect after the termination of this Lease Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and the payment in full or the satisfaction of such claim, cause of action or prosecution relating to the matters herein described and the payment of all expenses and charges incurred by the Agency, or its respective officers, members, agents and employees, relating to the enforcement of the provisions herein specified. The misconduct or negligence of any party indemnified hereunder shall not affect the indemnity of any other party so indemnified.

                  (c) In the event of any claim against the Agency or its officers, members, agents or employees by any employee of the Company or any contractor of the Company or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Company hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation, disability benefits or other employee benefit laws.

                  (d) To effectuate the provisions of this Section 8.2, the Company agrees to provide for and insure, in the liability insurance policies required by Section 6.4(b) hereof, its liabilities assumed pursuant to this
Section 8.2.

         Section 8.3 Right to Inspect the Facility. The Agency and its duly authorized agents shall have the right at all reasonable times to inspect the Project Facility.

         Section 8.4 Agreement to Provide Information. The Company agrees whenever requested by the Agency to provide and certify, or cause to be provided and certified, such information concerning the Company, its finances, and other topics necessary to enable the Agency to make any report required by law, governmental regulation or this Lease Agreement.

         Section 8.5 Identification of Equipment. All Equipment which is, or which may become, the property of the Agency pursuant to the provisions of this Lease Agreement shall be properly identified by the Company by appropriate records, including computerized records.

         Section 8.6 Depreciation Deductions and Investment Tax Credit. The parties agree that, as between them, the Company shall be entitled to all depreciation deductions (if applicable) with respect to any depreciable property in the Facility pursuant to Sections 167 and 168 of the Internal Revenue Code of 1986, as amended (or any similar successor legislation), and any regulations promulgated thereunder, (the "Code"), and to any investment credit (if again applicable) pursuant to Section 38 of the Code with respect to any portion of the Facility which constitutes "Section 38 Property."

         Section 8.7  Discharge of Liens and Encumbrances.

                  (a) The Company shall not permit or create any Lien, except for Permitted Encumbrances, upon the Facility.

                  (b) Notwithstanding the provisions of subsection (a), the Company may in good faith, and on notice to the Agency, contest any such Lien. In that event, the Company may permit the items so contested to remain undischarged and unsatisfied during the period of contest and any appeal, unless the Agency shall notify the Company that by non-payment, the Project Facility may be subject to loss or forfeiture, in which event the Company shall promptly secure payment of all unpaid items by filing the requisite bonds, in form and substance, reasonably satisfactory to the Agency, thereby causing the Lien to be removed.

         Section 8.8  No Recourse; Special Obligations.

                  (a) All covenants, stipulations, promises, agreements and obligations of the Agency contained in this Lease Agreement shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Agency and not of any member, officer, servant or employee of the Agency in his individual capacity, and no recourse under or upon any obligation, covenant or agreement in this Lease Agreement, contained or otherwise based upon or in respect to this Lease Agreement, or for any claim based thereon or otherwise in respect thereof, shall be had against any past, present or future member, officer, servant or employee, as such, of the Agency, or any successor public benefit corporation or political subdivision or any person executing this Lease Agreement, either directly or through Agency or any successor public benefit corporation or political subdivison, it being, expressly understood that this Lease Agreement is solely a corporate obligation, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any such member, officer, servant, or employee of the Agency or of any successor public benefit corporation or political subdivision, or under or by reason of the obligations, covenants of agreements contained in this Lease Agreement, or implied herefrom; and that any and all personal liability of, and any and all such rights and claims against, every such member, officer, servant, agent or employee because of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements container in this Lease Agreement, or implied herefrom are, to the extent permitted by law expressly waived and released as a condition of, and as a consideration for, the execution of this Lease Agreement. The obligations and agreements of the Agency contained herein shall not constitute or give rise to an obligation of the State of New York or Onondaga County, New York, and neither the State of New York nor Onondaga County, New York shall be liable thereon, and such obligations of the Agency shall be special obligations of the Agency payable solely from the revenues of the Agency derived and to be derived from the Lease, sale or disposition of the Facility.

                  (b) Notwithstanding any provision of this Lease Agreement to the contrary, the Agency shall not be obligated to take any action pursuant to any provision hereof unless (i) the Agency shall have been requested to do so in writing by the Company, and (ii) if compliance with such request is reasonably expected to result in the incurrence by the Agency (or any member, officer, agent, servant or employee of the Agency) in any liability, fees, expenses or other costs, the Agency shall have received from the Company security or indemnity satisfactory to the Agency for protection against all such liability, however remote, and for the reimbursement of all such fees, expenses and other costs.

                                   ARTICLE IX
            RELEASE OF CERTAIN PROPERTY; ASSIGNMENTS AND SUBLEASING;
                               PLEDGE OF INTERESTS

         Section 9.1 Restrictions on Sale of Project Facility. Except as otherwise specifically provided in this Lease Agreement, neither the Company nor the Agency shall sell, convey, transfer, encumber or otherwise dispose of its interest in the Project Facility, or any part thereof, or any of its rights under this Lease Agreement.

         Section 9.2  Removal of Equipment.

                  (a) The Agency shall not be under any obligation to remove, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary item of Equipment. In any instance where the Company determines that any item of Equipment has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Company may remove such item of Equipment from the Facility and may sell, trade-in, exchange or otherwise dispose of the same, as a whole or in part; provided, however, that such removal will not materially impair the operation of the Project Facility for the purpose for which it is intended or change the nature of the Project Facility so that it does not constitute a "project" under the Act. In the event of a sale, trade-in, exchange or other disposition of such item of Equipment, the Agency will execute any necessary documents to effectuate the transaction.

                  (b) The Agency shall execute and deliver to the Company all instruments necessary or appropriate to enable the Company to sell or otherwise dispose of any such item of Equipment. The Company shall pay any costs (including any reasonable attorneys' fees) incurred in transferring title to any item of Equipment removed pursuant to this Section 9.2.

                  (c) The removal of any item pursuant to this Section 9.2 shall not entitle the Company to any abatement of diminution or the rents payable by it under Section 5.3 hereof.

         Section 9.3  Assignment of Lease Agreement and Subleases.

                  (a) This Lease Agreement may be assigned or sublet at anytime, subject to the Agency's and Lender's prior written consent and on the following conditions:

                           (i) No assignment or subleasing shall relieve the
Company from primary liability for any of its obligations hereunder;

                           (ii) The assignee or subleasee shall assume the
obligations of the Company hereunder
to the extent of the interest assigned or subleased;

                           (iii) The Company shall, within ten (10) days after
the delivery thereof, furnish, or cause to be furnished to the Agency, a true and complete copy of such assignment or sublease and the instrument of assumption;

                           (iv) The Facility shall continue to constitute a
"project" as such term is defined in
the Act

                           (v) The Company shall pay the reasonable fees of
Agency's counsel incurred in preparing or reviewing documentation which pertains to the assignment or subletting.

                  The Agency shall not unreasonably withhold or delay its consent to any proposed assignment or subleasing by the Company. Any change of control of the Company shall be deemed an "assignment" for purposes of this
Section 9.3.

                  (b) If the Agency shall so request, as of the purported effective date of any assignment pursuant to subsection (a) of this Section 9.3, the Company, at its cost, shall furnish the Agency with an opinion or counsel opining that the anticipated use of the Project Facility will continue to qualify the Project Facility as a "project" as such term is defined in the Act.

                  (c) Notwithstanding the foregoing, the Company any shall be entitled to assign this Lease Agreement, without obtaining the Agency's consent but subject to the provisions of subsection (a) of this Section 9.3, to a corporation which is formed to succeed to the assets and liabilities of the Company.

         Section 9.4       Merger of Agency.

                  (a) Nothing contained in this Lease Agreement shall prevent the consolidation of the Agency with, or merger of the Agency into, or transfer of title of the Project Facility as an. entirety to, any other local governmental body or political subdivision which has the legal authority to own and lease the Project Facility provided that upon any such consolidation, merger or transfer, the due and punctual performance and observance of all the agreements and conditions of this Lease Agreement to be kept and performed by the Agency shall be expressly assumed in writing by the local governmental body or political subdivision resulting from such consolidation or surviving such merger or to which the Facility shall be transferred; and

                  (b) Within thirty (30) days after the consummation of any such consolidation, merger or transfer of title, the Agency, at its sole expense, shall give notice thereof in reasonable detail to the Company, and shall furnish to the Company a favorable opinion of Independent Counsel as to compliance with the provisions of Section 9.4(a) (i) hereof. The Agency promptly shall furnish such additional information with respect to any such transaction as the above-mentioned Persons may reasonably request.

                                    ARTICLE X
                         EVENTS OF DEFAULT AND REMEDIES

         Section 10.1  Events of Default Defined.

                  The following shall be "Events of Default" under this Lease Agreement and the terms "Event of Default" or "Default" shall mean, whenever they are used in this Lease Agreement, any one or more of the following events:

                           (a) The failure by the Company to pay, or cause to be
paid, when due, the amount specified to be paid pursuant to Section 5.3 (A) hereof;

                           (b) Any material representation or warranty of the
Company herein is false or misleading in any material respect when made;

                           (c) The failure by the Company to observe and perform
any material covenant, condition or agreement hereunder on its part to be observed or performed (except obligations referred to in Sections 1O.1(G) for a period of thirty (30) days after written notice given by the Agency to the Company, specifying such failure and requesting that it be remedied, or, in the case of a default which cannot be cured with due diligence within said thirty
(30) day period, the failure of the Company to proceed within said thirty (30) days to cure the same and thereafter to prosecute the curing of such default with due diligence, unless the Agency shall agree in writing to an extension of such time prior to its expiration.

                           (d) The filing or commencement of an involuntary
Petition by or against the Company which is not dismissed or discharged within sixty (60) days;

                           (e) The filing or commencement of a voluntary
Petition by the Company;

                           (f) If, at any time, any material representation or
warranty contained in this Lease Agreement or in any other certificate or document delivered to the Agency is false or incorrect.

         Section 10.2  Remedies on Default.

                  (a) Whenever any Event of Default shall have occurred and be continuing, the Agency may:

                           (i) Declare, by written notice to the Company, to be
immediately due and payable, whereupon the same shall become immediately due and payable (1) all unpaid installments of rent payable pursuant to Section 5.3(a) hereof, and (2) all other payments due under this Lease Agreement.

                           (ii) Terminate, on at least thirty (30) days prior
written notice to the Company, the Lease Term and all rights of the Company under this Lease Agreement and convey to the Company title to the Facility in the same manner and condition as set forth in Section 11.4 hereof, God the Company unconditionally agrees to accept such title pursuant to such conveyance.

                  (b) No action taken pursuant to this Section. 10.2 shall relieve the Company from its obligations to make all payments required by
Section 5.3 hereof and provide, the indemnity under Sections 2.4, 4.1(e), 6.3 and 8.2 hereof.

         Section 10.3 Remedies Cumulative. No remedies herein conferred upon or reserved to the Agency is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other such remedy given under this Lease Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any of default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

         Section 10.4 Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Lease Agreement and the Agency should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreements on the part of the Company herein contained, then the Company shall, on demand therefor by the Agency, pay to the Agency the reasonable fees of such attorneys and such other expenses so incurred.

         Section 10.5 No Additional Waiver Implied by One Waiver. In the event any agreement contained herein should be breached by any party and thereafter waived by any other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

         Section 10.6 Lease Subordinate to Mortgage. This Lease Agreement and any and all modifications, amendments, renewals and extensions hereof is, shall be and shall remain in all respects subject. and subordinate to any mortgage held at any time by Lender (including without limitation a certain mortgage dated and recorded on February 20, 1992 in the Onondaga County Clerk's Office in Book 6161 of Mortgages, Page 984, and a certain Leasehold Mortgage with Fee Joinder dated June 15, 1990 and recorded June 28, 1990 in the Onondaga County Clerk's Office in Book 5564 of Mortgages, Page 317, as assigned to Lender pursuant to an Assignment of Mortgage dated and recorded on February 20, 1991 in the Onondaga County Clerks Office in Book 6161 of Mortgages, Page 82, each as modified and consolidated pursuant to a Consolidation, Spreading, and Modification Agreement and Release dated and recorded on February 20, 1992, and recorded in the Onondaga County Clerk's Office in Book 6161 of Mortgages, Page
102), and all disbursements to be made under any building loan contract between the Company and Lender, and to all modifications, amendments, consolidations, extensions, renewals, and increases of such mortgages. The Company shall attorn to any purchaser of the fee estate in and to the Project Facility pursuant to a judicial sale in any action, suit or proceeding brought to foreclose any such mortgage or by deed and/or assignment in lieu of foreclosure, including Lender, recognize such purchaser as landlord for all purposes of this Lease and continue to perform and observe all of its covenants and obligations as tenant hereunder for the remainder of the team hereof, all upon the same terms and conditions and with the same force and effect as if such purchaser were originally named as the landlord herein.

                                   ARTICLE XI
                    EARLY TERMINATION OF THE LEASE AGREEMENT;
                           OPTION IN FAVOR OF COMPANY

         Section 11.1 Early Termination of the Lease Agreement. The Company shall have the option to terminate this Lease Agreement at any time upon filing with the Agency a certificate signed by an Authorized Representative of the Company stating the Company's intention to do so pursuant to this Section 11.1 and upon compliance with the requirements set forth in Section 11.2 hereof.

         Section 11.2 Conditions to Early Termination of the Lease Agreement. In the event the Company exercises its option to terminate this Lease Agreement in accordance with the provisions of Section 11.1 hereof, the Company shall comply with the requirements set forth in the following two subsections.

                  (a) The following payments shall be made:

                           (i) To the Agency: an amount certified by the Agency
sufficient to pay all unpaid fees and expenses of the Agency incurred under this Lease Agreement.

                           (ii) To the appropriate Person(s): an amount
sufficient to pay all other fees, expenses or charges, if any, due and payable or to become due and payable under this Lease Agreement and not otherwise paid or provided for.

                  (b) The certificate required to be filed pursuant to Section
11.1 permitting early termination of this Lease Agreement shall also specify the date upon which the payments pursuant to subdivision (a) of this Section 11.2 shall be made, which date shall be not less than three (3) nor more than ninety
(90) days from the date such certificate is filed with the Agency.

         Section 11.3 Obligation to Purchase Project Facility. Upon termination of the Lease Term or upon the expiration of the Lease Term in accordance with Sections 5.2, 10.2 or 11.1 hereof, the Company shall have the obligation to purchase the Project Facility from the Agency for the purchase price of One Dollar ($1.00). The Company shall purchase the Project Facility by giving notice to the Agency (which may be contained in the certificate referred to in Section 11.2(b) hereof) fixing the date of closing such purchase, which shall be on or about the date on which this Lease Agreement is to be terminated.

         Section 11.4 Conveyance on Purchase. At the closing of the purchase of the Project Facility pursuant to Section 11.3 hereof, the Agency shall, upon receipt of the purchase price, deliver to the Company all necessary documents
(a) to release and convey to the Company all of the Agency's right and interest in and to any rights of action or any Net Proceeds of insurance or Condemnation awards with respect to the Facility and (b) to transfer to the Company all of the Agency's right, title and interest to the Equipment.

                                   ARTICLE XII
                                  MISCELLANEOUS

         Section 12.1 Notices. All notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given, and shall be deemed given, when delivered personally or by mail and, if delivered by mail, shall be sent by certified mail, postage prepaid, addressed as follows:

         To the Agency:

              Onondaga County Industrial Development Agency
              Onondaga County Civic Center, 14th Floor
              421 Montgomery Street
              Syracuse, New York 13202

              Attention: Chairman

         To the Company:

              MS Pietrafesa, L.P.
              7400 Morgan Road
              Liverpool, New York 13090

              Attention: Chief Financial Officer

     Any of the Persons mentioned above to whom notice may be given may, by notice given hereunder, designate any further or different address or addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 12.2 Binding Effect. This Lease Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

         Section 12.3 Severability. In the event any provision of this Lease Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 12.4 Amendments, Changes and Modifications. This Lease Agreement may not be amended, charged, modified, altered or terminated without the written consent of the parties hereto.

         Section 12.5 Execution of Counterparts. This Lease Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

         Section 12.6 Applicable Law. This Lease Agreement shall be exclusively governed by and construed in accordance with the laws of the State.

         Section 12.7 Recording. This Lease Agreement (or a memorandum thereof) shall be recorded by the Agency in the Office of the Clerk of Onondaga County, New York, or in such other office as may at the time be provided by law as the proper place for the recordation thereof.

         Section 12.8 Table Contents and Section Headings Not Controlling. The Table of Contents and the headings of the several sections in this Lease Agreement have been prepared for the convenience of reference only and shall not control, affect the meaning of or be taken as an interpretation of any provision of this Lease Agreement.

         Section 12.9 Survival of Obligations. The obligations or the Company under Sections 2.3(d), 2.4, 4.1(e), 5.3, 6.3, 6.4, 6.8 and 8.2 shall survive any termination or expiration of this Lease Agreement.

         IN WITNESS WHEREOF, the Agency and the Company have caused this Lease Agreement to be executed by their Authorized Representatives, all as of the date first written above.

                           ONONDAGA COUNTY INDUSTRIAL DEVELOPMENT AGENCY

                           By: /s/ James Schneider
                               --------------------------
                               Chairman



                           MS PIETRAFESA, L.P.
                           By: MS Pietrafesa Acquisition Corporation,
                               General Partner

                           By: /s/Donald. F.X. Keegan
                               --------------------------
                                     Vice President


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